UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 12, 2011

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

XL Group plc issued a press release on October 14, 2011 pertaining to the issuance on October 15, 2011 by its wholly-owned subsidiary, XL Group Ltd., of Series D Preference Ordinary Shares (the “Series D Preferred Shares”) to Stoneheath Re. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The issuance of the Series D Preferred Shares is not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on (i) Regulation S under the Securities Act, and (ii) Stoneheath Re’s representation that it will not offer, sell, pledge, distribute or otherwise dispose of the Series D Preferred Shares, except in a transaction that complies with or is exempt from the registration requirements of the Securities Act. Stoneheath Re will distribute the Series D Preferred Shares in payment of the redemption price of its preferred securities in a transaction that does not constitute a “sale” within the meaning of the Securities Act. Appropriate legends were affixed to the certificate representing the Series D Preferred Shares to the effect that they may not be transferred except in a transaction that complies with the registration requirements of the Securities Act or an exemption from the registration requirements thereof.

Item 8.01. Other Events.

XL Group plc issued a press release on October 12, 2011, a copy of which is attached as Exhibit 99.1. Exhibit 99.1 and Exhibit 99.2, referred to above, are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release (“XL Group plc Announces Preliminary Loss Estimates for Third Quarter 2011 Catastrophes”) dated October 12, 2011.

99.2	Press Release (“XL Announces Distribution of Series D Preference Ordinary Shares on November 16, 2011 as a Result of Termination of Stoneheath Re Facility”) dated October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2011

XL Group plc (Registrant)

By:	/s/ Kirstin R. Gould

	Name:	Kirstin R. Gould
	Title:	General Counsel & Secretary